Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of Swift Transportation Company and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5th day of July 2011.

JERRY MOYES, individually

/s/ Jerry Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney previously filed

VICKIE MOYES, individually

/s/ Vickie Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney previously filed

JERRY AND VICKIE MOYES FAMILY TRUST DATED 12/11/87, by Jerry Moyes, as co-trustee

/s/ Jerry Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney previously filed

JERRY AND VICKIE MOYES FAMILY TRUST DATED 12/11/87, by Vickie Moyes, as co-trustee

/s/ Vickie Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney previously filed

CACTUS HOLDING COMPANY II, LLC, by Vickie Moyes, as co-trustee of the Jerry and Vickie Moyes Family Trust

/s/ Vickie Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

M CAPITAL GROUP INVESTORS, LLC, by Jerry Moyes, as co-trustee of the Jerry and Vickie Moyes Family Trust

/s/ Jerry Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

CACTUS HOLDING COMPANY, LLC, by Vickie Moyes, as co-trustee of the Jerry and Vickie Moyes Family Trust

/s/ Vickie Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

MICHAEL MOYES, individually

/s/ Michael Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney previously filed

Return to Schedule 13D